AMENDMENT TO

ORIGINAL MINING VENTURE AGREEMENT
(Dated Effective September 5, 2008)

By and among

NPX METALS, INC.

LIBERTY STAR URANIUM & METALS CORP.

And

JABA US INC.

(Beatty Project, Nye County, Nevada)

This document replaces the payment terms in paragraph 1.3 Assignments/Conveyances of Option Property.

$20,000.00 is due immediately upon the effective date of the Amendment.

$30,000 is due within seven days of the effective date of the Amendment.

$50,000.00 is due within thirty days of the effective date of the Amendment.

If NPX METALS is unable to make the final $50,000.00 payment at the end of the thirty days, they are allowed a one-time 30 day extension to pay the closing balance.

LIBERTY STAR will receive one hundred thousand (100,000) shares of NPX METALS within 10 days of the effective date of the Amendment.

NPX METALS has an option to purchase the 100,000 shares back from LIBERTY STAR for $100,000.00 for a period of Ninety Days (90) after the initial $100,000.00 is paid in full.

EXECUTED this 1st day of October, 2008, ("Execution Date") to be effective as of the Effective Date.

LIBERTY STAR URANIUM & METALS CORP., a Nevada Corporation

By: ______________________

James A. Briscoe, President/CEO

NPX METALS, INC., A Nevada Corporation

By: ______________________

Daniel Bleak, President

JABA US INC.

By: ______________________

James A. Briscoe, President